EXHIBIT 99.1 News Release

HP Reports First Quarter 2012 Results
—	First quarter non-GAAP diluted earnings per share of $0.92, down 32% from the prior-year period and above previously provided outlook of $0.83 to $0.86 per share

—	First quarter GAAP diluted earnings per share of $0.73, down 38% from the prior-year period and above previously provided outlook of $0.61 to $0.64 per share

—	First quarter net revenue of $30.0 billion, down 7% from the prior-year period

—	Returned $1.0 billion in cash to shareholders in the form of dividends and share repurchases

PALO ALTO, Calif., Feb. 22, 2012 – HP today announced financial results for its first fiscal quarter ended January 31, 2012. For the quarter, net revenue of $30.0 billion was down 7% from the prior-year period, and down 8% when adjusted for the effects of currency.

GAAP diluted earnings per share (EPS) was $0.73, down 38% from the prior-year period. Non-GAAP diluted EPS was $0.92, down 32% from the prior-year period. First quarter non-GAAP earnings information excludes after-tax costs of $364 million, or $0.19 per diluted share, related to amortization of purchased intangible assets, restructuring charges and acquisition-related charges.

“In the first quarter, we delivered on our Q1 outlook and remained focused on the fundamentals to drive long-term sustainable returns,” said Meg Whitman, HP president and chief executive officer. “We are taking the necessary steps to improve execution, increase effectiveness, and capitalize on emerging opportunities to reassert HP’s technology leadership.”

Editorial Contacts

Mylene Mangalindan, HP
+1 650 236 0005
corpmediarelations@hp.com

Michael Thacker, HP
+1 650 857 2254
corpmediarelations@hp.com

HP Investor Relations
investor.relations@hp.com

www.hp.com/go/newsroom

News Release

Earnings highlights

	Q1 FY12	Q1 FY11	Y/Y
GAAP net revenue ($B)	$30.0	$32.3		(7%)
GAAP operating margin	6.8%	10.5%	(3.7	pts)
GAAP net earnings ($B)	$1.5	$2.6		(44%)
GAAP diluted EPS	$0.73	$1.17		(38%)
Non-GAAP operating margin	8.6%	12.4%	(3.8	pts)
Non-GAAP net earnings ($B)	$1.8	$3.0		(40%)
Non-GAAP diluted EPS	$0.92	$1.36		(32%)

Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

Trends and regional performance
In the Americas, first quarter revenue was $13.2 billion, down 9% year over year and down 8% when adjusted for the effects of currency. Europe, the Middle East and Africa revenue of $11.7 billion was down 4% year over year and down 5% when adjusted for the effects of currency. Revenue in Asia Pacific was $5.2 billion, representing a 10% decrease year over year and down 12% when adjusted for the effects of currency.

Revenue from outside of the United States in the first quarter accounted for 66% of total HP revenue. BRIC countries (Brazil, Russia, India and China) generated revenue of $3.1 billion, down 13% from the year-ago period, and representing 10% of total HP revenue.

Revenue in HP’s commercial businesses declined 4% year over year. Revenue in HP’s consumer businesses, within PSG and IPG, was collectively down 23% year over year.

Business group results

—
Personal Systems Group (PSG) revenue declined 15% year over year with a 5.2% operating margin. Commercial client revenue declined 7%, Consumer client revenue declined 25%, and Workstations revenue was flat. Total units were down 18%, with a 19% decline in desktop units and an 18% decline in notebook units.

News Release

—	Services revenue of $8.6 billion grew 1% year over year with a 10.5% operating margin. Technology Services revenue grew 2%, Application and Business Services revenue was flat and IT Outsourcing revenue grew 2% year over year.

—	Imaging and Printing Group (IPG) revenue declined 7% year over year with a 12.2% operating margin. Commercial hardware revenue was down 5% year over year with commercial printer units down 10%. Consumer hardware revenue was down 15% year over year with a 15% decline in printer units.

—	Enterprise Servers, Storage and Networking (ESSN) revenue declined 10% year over year with an 11.2% operating margin. Networking revenue was flat, Industry Standard Servers revenue was down 11%, Business Critical Systems revenue was down 27% and Storage revenue was down 6% year over year.

—	Software revenue grew 30% year over year with a 17.1% operating margin, including the results of Autonomy. Software revenue was driven by 12% license growth, 22% support growth and 108% growth in services.

—	HP Financial Services revenue grew 15% year over year driven by an 8% increase in net portfolio assets and flat financing volume. The business delivered a 9.6% operating margin.

Asset management
HP generated $1.2 billion in cash flow from operations in the first quarter. Inventory ended the quarter at $7.3 billion, with days of inventory up 3 days year over year to 28 days. Accounts receivable of $15.9 billion was up 2 days year over year to 48 days. Accounts payable ended the quarter at $12.4 billion, down 2 days from the prior-year period at 48 days. HP’s dividend payment of $0.12 per share in the first quarter resulted in cash usage of $244 million. HP also utilized $780 million of cash during the quarter to repurchase approximately 29 million shares of common stock in the open market. HP exited the quarter with $8.2 billion in gross cash.

News Release

Outlook
For the second quarter of fiscal 2012, HP estimates non-GAAP diluted EPS to be in the range of $0.88 to $0.91 and GAAP diluted EPS to be in the range of $0.68 to $0.71.

Second quarter fiscal 2012 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.20 per share, related primarily to the amortization of purchased intangible assets, restructuring charges and acquisition-related charges.

There is no change to HP’s previously provided full year fiscal 2012 outlook of non-GAAP diluted EPS of at least $4.00 and GAAP diluted EPS of approximately $3.20.

Full year fiscal 2012 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.80 per share, related primarily to the amortization of purchased intangible assets, restructuring charges and acquisition-related charges.

As part of its annual financial review process, HP implemented several organizational realignments effective Q1 FY12. To provide improved visibility and comparability, HP has reflected these realignments in prior financial reporting periods on an as-if basis. These realignments resulted in, among other things, the transfer of revenue within and among various financial reporting segments and business units. The changes do not impact HP’s previously reported consolidated net revenue, earnings from operations, net earnings or earnings per share at the company level. To reflect these changes, HP released modified quarterly and annual consolidated condensed statements of earnings, segment financial results and statements of business unit revenue for fiscal 2010 and 2011, which are available on HP’s Investor Relations website at www.hp.com/investor/home.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s Q1 FY12 earnings conference call is accessible via an audio webcast at www.hp.com/investor/2012Q1webcast.

News Release

About HP
HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. The world’s largest technology company, HP brings together a portfolio that spans printing, personal computing, software, services and IT infrastructure to solve customer problems. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, operating profit, operating margin, net earnings, diluted earnings per share, cash and cash equivalents or cash flow from operations prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, earnings per share, tax provisions, cash flows, benefit obligations, share repurchases, currency exchange rates, the impact of acquisitions or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of cost reduction programs and restructuring and integration plans; any statements concerning the expected development,

News Release

performance or market share relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the impact of macroeconomic and geopolitical trends and events; the competitive pressures faced by HP’s businesses; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers and partners; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; integration and other risks associated with business combination and investment transactions; the hiring and retention of key employees; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring and integration plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2011 and HP’s other filings with the Securities and Exchange Commission. As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Form 10-Q for the fiscal quarter ended January 31, 2012. In particular, determining HP’s actual tax balances and provisions as of January 31, 2012 requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities), which is being completed in the ordinary course of preparing HP’s Form 10-Q. HP assumes no obligation and does not intend to update these forward-looking statements.

© 2012 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	January 31, 2012	October 31, 2011	January 31, 2011

Net revenue	$30,036	$32,122	$32,302

Costs and Expenses:(a)
Cost of sales	23,313	25,304	24,381
Research and development	786	829	798
Selling, general and administrative	3,367	3,605	3,117
Amortization of purchased intangible assets	466	411	425
Restructuring charges	40	179	158
Acquisition-related charges	22	114	29
Impairment of goodwill and purchased intangible assets	-	885	-
Total costs and expenses	27,994	31,327	28,908

Earnings from operations	2,042	795	3,394

Interest and other, net	(221)	(401)	(97)

Earnings before taxes	1,821	394	3,297

Provision for taxes	353	155	692

Net earnings	$1,468	$239	$2,605

Net earnings per share:
Basic	$0.74	$0.12	$1.19
Diluted	$0.73	$0.12	$1.17

Cash dividends declared per share	$0.24	$-	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	1,981	1,989	2,182
Diluted	1,998	2,005	2,226

(a)
In connection with organizational realignments implemented in the first quarter of fiscal year 2012, certain costs previously reported as Cost of Sales have been reclassified as Selling, General and Administrative expenses to better align those costs with the functional areas that benefit from those expenditures.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET REVENUE, NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended January 31, 2012	Diluted earnings per share	Three months ended October 31, 2011	Diluted earnings per share	Three months ended January 31, 2011	Diluted earnings per share

GAAP net revenue	$30,036		$32,122		$32,302

Non-GAAP adjustments:
webOS device contra revenue, net (a)	-		142		-
Non-GAAP net revenue	$30,036		$32,264		$32,302

GAAP net earnings	$1,468	$0.73	$239	$0.12	$2,605	$1.17

Non-GAAP adjustments:
Amortization of purchased intangible assets	466	0.24	411	0.20	425	0.19
Restructuring charges	40	0.02	179	0.09	158	0.07
Acquisition-related charges in earnings from operations	22	0.01	114	0.06	29	0.01
Impairment of goodwill and purchased intangible assets(b)	-	-	885	0.44	-	-
Wind down of the webOS device business(c)	-	-	755	0.38	-	-
Acquisition-related charges in interest and other, net(d)	-	-	276	0.14	-	-
Adjustments for taxes	(164)	(0.08)	(509)	(0.26)	(187)	(0.08)
Non-GAAP net earnings	$1,832	$0.92	$2,350	$1.17	$3,030	$1.36

GAAP earnings from operations	$2,042		$795		$3,394

Non-GAAP adjustments:
Amortization of purchased intangible assets	466		411		425
Restructuring charges	40		179		158
Acquisition-related charges in earnings from operations	22		114		29
Impairment of goodwill and purchased intangible assets(b)	-		885		-
Wind down of the webOS device business(c)	-		755		-
Non-GAAP earnings from operations	$2,570		$3,139		$4,006

GAAP operating margin	7%		2%		11%
Non-GAAP adjustments	2%		8%		1%

Non-GAAP operating margin	9%		10%		12%

(a)	Includes contra revenue primarily associated with sales incentive programs to wind down the webOS device business, net of webOS device revenue.

(b)
Includes impairment charges to goodwill and purchased intangible assets associated with the acquisition of Palm Inc. on July 1, 2010 recorded as a result of the decision announced on August 18, 2011 to wind down the webOS device business.

(c)	Includes primarily expenses for supplier-related obligations and contra revenue associated with sales incentive programs related to winding down the webOS device business.

(d)	Includes primarily the cost of the British pound options bought to limit foreign exchange rate risk in connection with the Autonomy acquisition.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	January 31, 2012	October 31, 2011
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$8,113	$8,043
Accounts receivable	15,892	18,224
Financing receivables	3,123	3,162
Inventory	7,271	7,490
Other current assets	14,350	14,102
Total current assets	48,749	51,021

Property, plant and equipment	12,122	12,292

Long-term financing receivables and other assets	11,057	10,755

Goodwill and purchased intangible assets	54,668	55,449

Total assets	$126,596	$129,517

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$5,438	$8,083
Accounts payable	12,375	14,750
Employee compensation and benefits	3,136	3,999
Taxes on earnings	929	1,048
Deferred revenue	7,530	7,449
Other accrued liabilities	14,885	15,113
Total current liabilities	44,293	50,442

Long-term debt	25,462	22,551

Other liabilities	17,269	17,520

Stockholders' equity:
HP stockholders' equity	39,162	38,625
Non-controlling interests	410	379
Total stockholders' equity	39,572	39,004

Total liabilities and stockholders' equity	$126,596	$129,517

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three months ended
	January 31, 2012	January 31, 2011

Cash flows from operating activities:
Net earnings	$1,468	$2,605
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,303	1,255
Stock-based compensation expense	175	180
Provision for bad debt and inventory	52	86
Restructuring charges	40	158
Deferred taxes on earnings	(110)	632
Excess tax benefit from stock-based compensation	(11)	(64)
Other, net	44	(104)

Changes in assets and liabilities:
Accounts and financing receivables	2,311	1,752
Inventory	180	(333)
Accounts payable	(2,376)	(912)
Taxes on earnings	(12)	(242)
Restructuring	(174)	(272)
Other assets and liabilities	(1,697)	(1,671)
Net cash provided by operating activities	1,193	3,070

Cash flows from investing activities:
Investment in property, plant and equipment	(883)	(926)
Proceeds from sale of property, plant and equipment	96	543
Purchases of available-for-sale securities and other investments	-	(19)
Maturities and sales of available-for-sale securities and other investments	96	53
Payments made in connection with business acquisitions, net of cash acquired	(141)	(14)
Proceeds from business divestiture, net	81	-
Net cash used in investing activities	(751)	(363)

Cash flows from financing activities:
Repayment of commercial paper and notes payable, net	(2,607)	(3,710)
Issuance of debt	3,035	2,117
Payment of debt	(100)	(138)
Issuance of common stock under employee stock plans	313	430
Repurchase of common stock	(780)	(2,290)
Excess tax benefit from stock-based compensation	11	64
Cash dividends paid	(244)	(175)
Net cash used in financing activities	(372)	(3,702)

Increase (decrease) in cash and cash equivalents	70	(995)
Cash and cash equivalents at beginning of period	8,043	10,929
Cash and cash equivalents at end of period	$8,113	$9,934

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	January 31, 2012	October 31, 2011	January 31, 2011

Net revenue:(a)

Personal Systems Group	$8,873	$10,118	$10,449
Services	8,626	9,227	8,529
Imaging and Printing Group	6,258	6,419	6,731
Enterprise Servers, Storage and Networking	5,018	5,601	5,599
Software	946	1,023	725
HP Financial Services	950	952	827
Corporate Investments	58	(131)	62
Total segments	30,729	33,209	32,922
Elimination of intersegment net revenue and other	(693)	(1,087)	(620)

Total HP consolidated net revenue	$30,036	$32,122	$32,302

Earnings from operations:(a)

Personal Systems Group	$464	$578	$672
Services	905	1,210	1,381
Imaging and Printing Group	761	793	1,119
Enterprise Servers, Storage and Networking	562	717	830
Software	162	284	120
HP Financial Services	91	98	79
Corporate Investments	(48)	(908)	(178)
Total segments	2,897	2,772	4,023

Corporate and unallocated costs, gains and eliminations	(153)	(196)	149
Unallocated costs related to stock-based compensation expense	(174)	(192)	(166)
Amortization of purchased intangible assets	(466)	(411)	(425)
Restructuring charges	(40)	(179)	(158)
Acquisition-related charges	(22)	(114)	(29)
Impairment of goodwill and purchased intangible assets	-	(885)	-
Interest and other, net	(221)	(401)	(97)

Total HP consolidated earnings before taxes	$1,821	$394	$3,297

(a)
Certain fiscal 2012 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2011, the reclassifications resulted in the transfer of revenue and operating profit among the Services, Imaging and Printing Group, Enterprise Servers, Storage and Networking, Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of the Indigo Scitex support and the LaserJet and enterprise solutions trade support businesses from Services to the Imaging and Printing Group, the transfer of the business intelligence services business from Corporate Investments to Services, the transfer of the information management services business from Software to Services, and the transfer of the TippingPoint business from Enterprise Servers, Storage and Networking to Software. There was no impact on the previously reported financial results for the Personal Systems Group and HP Financial Services segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Three months ended			Growth rate (%)
	January 31, 2012	October 31, 2011	January 31, 2011	Q/Q	Y/Y

Net revenue:(a)

Personal Systems Group
Notebooks	$4,942	$5,390	$5,808	(8%)	(15%)
Desktops	3,206	3,946	3,896	(19%)	(18%)
Workstations	535	593	535	(10%)	-%
Other	190	189	210	1%	(10%)
Total Personal Systems Group	8,873	10,118	10,449	(12%)	(15%)

Services
Infrastructure Technology Outsourcing	3,701	3,895	3,644	(5%)	2%
Technology Services	2,562	2,728	2,514	(6%)	2%
Application and Business Services(b)	2,363	2,604	2,371	(9%)	-%
Total Services	8,626	9,227	8,529	(7%)	1%

Imaging and Printing Group
Supplies	4,079	4,041	4,358	1%	(6%)
Commercial Hardware	1,489	1,694	1,565	(12%)	(5%)
Consumer Hardware	690	684	808	1%	(15%)
Total Imaging and Printing Group	6,258	6,419	6,731	(3%)	(7%)

Enterprise Servers, Storage and Networking
Industry Standard Servers	3,072	3,384	3,448	(9%)	(11%)
Storage	955	1,088	1,012	(12%)	(6%)
Business Critical Systems	405	535	555	(24%)	(27%)
Networking	586	594	584	(1%)	-%
Total Enterprise Servers, Storage and Networking	5,018	5,601	5,599	(10%)	(10%)

Software	946	1,023	725	(8%)	30%

HP Financial Services	950	952	827	-%	15%

Corporate Investments	58	(131)	62	(144%)	(6%)
Total segments	30,729	33,209	32,922	(7%)	(7%)
Elimination of intersegment net revenue and other	(693)	(1,087)	(620)	(36%)	12%

Total HP consolidated net revenue	$30,036	$32,122	$32,302	(6%)	(7%)

(a)
Certain fiscal 2012 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2011, the reclassifications resulted in the transfer of revenue among the Services, Imaging and Printing Group, Enterprise Servers, Storage and Networking, Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of Indigo Scitex support and the LaserJet and enterprise solutions trade support businesses from Services to the Imaging and Printing Group, the transfer of the business intelligence services business from Corporate Investments to Services, the transfer of the information management services business from Software to Services, and the transfer of the TippingPoint business from Enterprise Servers, Storage and Networking to Software. In addition, revenue was transferred among the business units within the Services segment.There was no impact on the previously reported financial results for the Personal Systems Group and HP Financial Services segments.

(b)	The former Application Services, Business Process Outsourcing and Other Services business units were consolidated into a new Application and Business Services business unit in fiscal 2012.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT NON-GAAP OPERATING MARGIN SUMMARY DATA
(Unaudited)
(In millions)

	Three months ended	Change in Operating Margin (pts)
	January 31, 2012	Q/Q	Y/Y

Non-GAAP operating margin:(a)
Personal Systems Group	5.2%	(0.5 pts)	(1.2 pts)
Services	10.5%	(2.6 pts)	(5.7 pts)
Imaging and Printing Group	12.2%	(0.2 pts)	(4.4 pts)
Enterprise Servers, Storage and Networking	11.2%	(1.6 pts)	(3.6 pts)
Software	17.1%	(10.7 pts)	0.5 pts
HP Financial Services	9.6%	(0.7 pts)	- pts
Corporate Investments	(82.8%)	NM	204.3 pts
Total segments	9.4%	(1.2 pts)	(2.8 pts)

Total HP consolidated non-GAAP operating margin	8.6%	(1.1 pts)	(3.8 pts)

(a)
Certain fiscal 2012 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2011, the reclassifications resulted in the transfer of revenue and operating profit among the Services, Imaging and Printing Group, Enterprise Servers, Storage and Networking, Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of Indigo Scitex support and the LaserJet and enterprise solutions trade support businesses from Services to the Imaging and Printing Group, the transfer of the business intelligence services business from Corporate Investments to Services, the transfer of the information management services business from Software to Services, and the transfer of the TippingPoint business from Enterprise Servers, Storage and Networking to Software. There was no impact on the previously reported financial results for the Personal Systems Group and HP Financial Services segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	January 31, 2012	October 31, 2011	January 31, 2011

Numerator:

GAAP net earnings	$1,468	$239	$2,605

Non-GAAP net earnings	$1,832	$2,350	$3,030

Denominator:
Weighted-average shares used to compute basic EPS	1,981	1,989	2,182
Dilutive effect of employee stock plans	17	16	44
Weighted-average shares used to compute diluted EPS	1,998	2,005	2,226

GAAP net earnings per share:
Basic(a)	$0.74	$0.12	$1.19
Diluted(c)	$0.73	$0.12	$1.17

Non-GAAP net earnings per share:
Basic(b)	$0.92	$1.18	$1.39
Diluted(c)	$0.92	$1.17	$1.36

(a)	GAAP basic earnings per share were calculated based on GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	Non-GAAP basic earnings per share were calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(c)	Diluted net earnings per share included any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

Use of Non-GAAP Financial Measures

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP net revenue is net revenue. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. The GAAP measure most directly comparable to free cash flow is cash flow from operations. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP

Non-GAAP net revenue reflects the elimination of contra revenue associated with sales incentive programs implemented in the fourth fiscal quarter of 2011 in connection with the wind down of HP’s webOS device business, net of webOS device revenue for the period. Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the impairment of goodwill and purchased intangible assets, charges relating to the amortization of purchased intangible assets, and acquisition-related charges recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

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In the fourth quarter of fiscal 2011, HP announced that it would wind down its webOS device business. Non-GAAP net revenue reported in the fourth quarter of fiscal 2011 reflects the elimination of contra revenue associated with sales incentive programs implemented connection with the wind down of that business, net of WebOS device revenue for the period. Because the winding down of HP businesses is inconsistent in amount and frequency, HP believes that eliminating these amounts for purposes of calculating non-GAAP net revenue facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past and future operating performance.

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Goodwill is the excess of the purchase price of acquired companies over the estimated fair value of the tangible and intangible assets acquired and liabilities assumed. Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. In the fourth quarter of fiscal 2011, HP recorded impairment charges to goodwill and certain intangible assets associated with the acquisition of Palm Inc. The charges relate to HP’s decision to wind-down the WebOS device business. Impairment charges are inconsistent in amount and frequency. HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past and future operating performance.

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HP incurs charges relating to the amortization of purchased intangibles. HP also incurs charges relating to the amortization of amounts assigned to intangible assets to be used in research and development projects. All of those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Such charges are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past and future operating performance.

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Restructuring charges consist of costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits, and (ii) costs to vacate duplicative facilities. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past and future operating performance.

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HP incurs costs related to its acquisitions, most of which are treated as non-capitalized expenses. Because non-capitalized, acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP’s acquisitions, HP believes that eliminating the non-capitalized expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past and future operating performance.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. Free cash flow is defined as cash flow from operations less net capital expenditures. HP’s management uses gross cash and free cash flow for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash and free cash flow for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results. Because free cash flow includes the effect of capital expenditures that are not reflected in GAAP cash flow from operations, HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources.

Material Limitations Associated with Use of Non-GAAP Financial Measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

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Items such as amortization of purchased intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

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Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

—	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

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Other companies may calculate non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

HP compensates for the limitations on its use of non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow by relying primarily on its GAAP results and using non-

GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors

HP believes that providing non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.